                                                                     EXHIBIT 3.4

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AERIES HEALTHCARE CORPORATION

         This is to certify that, there is hereby organized a corporation under and by virtue of the General Corporation Law of the State of Delaware:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the corporation is Aeries Healthcare Corporation (the "Corporation").

                                   ARTICLE II
                             PURPOSE OF CORPORATION

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III
                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is Two Thousand Five Hundred (2,500) shares of Common Stock, par value $.01 per share.

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the Corporation's registered agent at such address is The Corporation Trust Company.

                                    ARTICLE V
                        NAME AND ADDRESS OF INCORPORATOR

         The name and address of the incorporator of the Corporation is:

          NAME                              ADDRESS
          ----                              -------
          Paul T. Colella                   P.O. Box 190
                                            125 Half Mile Road
                                            Middleton, New Jersey 07748

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The initial Board of Directors of the Corporation shall consist of one
(1) director and the name and address of the person who is to serve as the initial director until his successor is elected and qualifies is set forth below:

          NAME                              ADDRESS
          ----                              -------
          Mark R. Russell                   1763 East Route 70
                                            Cherry Hill, New Jersey 08003

         The election and term of office of all directors of the Corporation subsequent to the election and term of the initial director shall be determined in accordance with the By-laws of the Corporation.

                                   ARTICLE VII
                              ELECTION OF DIRECTORS

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the By-laws.


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

                                   ARTICLE IX
                       LIMITATION ON DIRECTORS' LIABILITY

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                    ARTICLE X
           RESERVATION OF POWER TO AMEND CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation this 9th day of September, 1999.

 WITNESS:

/s/ Caroline D. Jacobsen                         /s/ Paul T. Colella
------------------------------                   ----------------------------
CAROLINE D. JACOBSEN                             PAUL T. COLELLA




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